EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258475 and 333-286014 on Form S-8 of our report dated March 4, 2026, relating to the financial statements of European Wax Center, Inc. appearing in this Annual Report on Form 10-K for the year ended January 3, 2026.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

March 4, 2026